Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$28,770,730
Unrealized Gain (Loss) on Market Value of Futures	(50,334,590)
Dividend Income	10,659
Interest Income	7,922
ETF Transaction Fees	20,000
Total Income (Loss)	$(21,525,279)

Expenses
Investment Advisory Fee	$445,715
Brokerage Commissions	106,322
Tax Reporting Fees	68,200
NYMEX License Fee	14,857
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	10,112
Prepaid Insurance Expense	7,634
SEC & FINRA Registration Expense	4,030
Total Expenses	$670,459
Net Income (Loss)	$(22,195,738)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$1,213,097,512
Additions (11,200,000 Units)	429,751,168
Withdrawals (13,400,000 Units)	(512,694,060)
Net Income (Loss)	(22,195,738)

Net Asset Value End of Month	$1,107,958,882
Net Asset Value Per Unit (29,100,000 Units)	$38.07

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502